Exhibit 99.1

NEWS RELEASE

ICF Announces Timing of Fourth Quarter and Full Year 2016

Earnings Release and Conference Call

Presenters:	Mr. Sudhakar Kesavan, Chairman and Chief Executive Officer
Mr. John Wasson, President and Chief Operating Officer
Mr. James Morgan, Chief Financial Officer

Date:	Monday, February 27, 2017

Time:	5 p.m. Eastern Time

Dial-in:	1.888.771.4371 (U.S. toll free)
Confirmation number: 44122079

Audio Webcast:	http://investor.icf.com

FAIRFAX, Va. (January X, 2017) — ICF (NASDAQ:ICFI), a consulting and technology services provider to government and commercial clients around the world, will release its fourth quarter and full year 2016 results on Monday, February 27, 2017, after the market close. The results will be available at: http://investor.icf.com.

To participate in the conference call, please register at http://investor.icf.com at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.888.771.4371 (U.S. toll free) and use access code 44122079. An archive will be available for one year following the live event.

A digital recording of the conference will be available beginning at 7:30 p.m. Eastern Time February 27, 2017, through 11:59 p.m. Eastern Time March 13, 2017. You may listen to the digital recording by calling 1.888.843.7419 (U.S. toll free) or +1.630.652.3042 (outside of the U.S.). The passcode is 44122079.

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For More Information

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company information contact:

Erica Eriksdotter, ICF, erica.eriksdotter@ICF.com, +1.703.934.3668

About ICF

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, policy specialists, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.